As filed with the Securities and Exchange Commission on April 17, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PriceSmart, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of Incorporation or organization)	33-0628530 (I.R.S. Employer Identification Number)

9740 Scranton Road
San Diego, California 92121-1745
(Address, including zip code, of Registrant’s principal executive offices)

The 2001 Equity Participation Plan of PriceSmart, Inc.

The 2002 Equity Participation Plan of PriceSmart, Inc.

(Full Title of the Plan)

Robert M. Gans, Esq. Executive Vice President, General Counsel and Secretary PriceSmart, Inc. 9740 Scranton Road San Diego, California 92121-1745 (858) 404-8800
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code for Agent for Service)

Copies to:
Robert E. Burwell, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130-2071
(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value	522,650	(2)	$19.79	(4)	$10,343,244	(4)	$577.16
Common Stock, $0.0001 par value	5,000	(3)	$16.34		$81,700	(4)	$4.56
	527,650				$10,424,944	(4)	$581.72

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)
Covers 45,000 additional shares of Common Stock available for issuance under The 2001 Equity Participation Plan of PriceSmart, Inc., as amended (the “2001 Plan”), and 477,650 additional shares of Common Stock available for issuance under The 2002 Equity Participation Plan of PriceSmart, Inc., as amended (the “2002 Plan”), pursuant to amendments approved by the stockholders of PriceSmart, Inc. on January 28, 2009 and the remaining 22,350 shares were issued in a transaction exempt from registration prior to the filing of this Registration Statement.  The 2001 Plan authorizes the issuance of a maximum of 400,000 shares of Common Stock.  However, the offer and sale of 350,000 shares of Common Stock, which have been or may be issued under the 2001 Plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-82220 and the remaining 5,000 shares are included in (3), below.  The 2002 Plan authorizes the issuance of a maximum of 1,250,000 shares of Common Stock.  However, the offer and sale of 750,000 shares of Common Stock, which have been or may be issued under the 2002 Plan, have previously been registered pursuant to Form S-8 Registration Statements Nos. 333-102947 and 333-132173.

(3)
Covers 5,000 additional shares of Common Stock available for issuance under the 2001 Plan pursuant to an amendment approved by the stockholders of PriceSmart, Inc. on January 28, 2009.  The 2001 Plan authorizes the issuance of a maximum of 400,000 shares of Common Stock.  However, the offer and sale of 350,000 shares of Common Stock, which have been or may be issued under the 2001 Plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-82220 and the remaining 45,000 shares are included in (2), above.

(4)
This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: Of the 50,000 shares of Common Stock being registered under the 2001 Plan, (i) 5,000 shares of Common Stock are subject to outstanding options with an exercise price of $16.34 per share and (ii) 45,000 shares of Common Stock are reserved for issuance upon exercise of options or other awards to be granted in the future.  Of the 477,650 shares of Common Stock being registered under the 2002 Plan, no shares of Common Stock are subject to outstanding options.  Pursuant to Rule 457(h), for all shares of Common Stock being registered hereunder with an exercise price which cannot be presently determined (45,000 shares of Common Stock under the 2001 Plan and 477,650 shares of Common Stock under the 2002 Plan), the Proposed Maximum Offering Price Per Share is $19.79 per share of Common Stock, which is based on the average of the high and low prices for PriceSmart, Inc.’s Common Stock as reported on the Nasdaq Global Select Market on April 14, 2009.

Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the above-named plan are granted, exercised and/or distributed.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 50,000 shares of common stock of PriceSmart, Inc., par value $0.0001 (“Common Stock”), for issuance under The 2001 Equity Participation Plan of PriceSmart, Inc., as amended (the “2001 Plan”), and 477,650 shares of Common Stock of PriceSmart, Inc. for issuance under The 2002 Equity Participation Plan of PriceSmart, Inc., as amended (the “2002 Plan”), pursuant to amendments to the 2001 Plan and the 2002 Plan approved by the stockholders of PriceSmart, Inc. on January 28, 2009.  In accordance with Instruction E to Form S-8, the contents of the prior Registration Statements, File Nos. 333-82220, 333-102947 and 333-132173 are hereby incorporated by reference.

Item 3.  Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2008;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2008;

(3)	Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended November 30, 2008;

(4)	Our Quarterly Report on Form 10-Q for the quarter ended February 28, 2009;

(5)	Our Current Report on Form 8-K filed on January 29, 2009; and

(6)
The description of our common stock contained in our Amended Registration Statement on Form 10 filed with the Commission on August 13, 1997, including any amendments or reports filed for the purpose of updating the description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.  Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit
Number

4.1
2001 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Exhibit A to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 10, 2001).

4.2
2002 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Exhibit A to the definitive Proxy Statement for the Company’s 2003 Annual Meeting of Stockholders filed with the Commission on December 11, 2002).

4.3
Amendment No. 1 to 2001 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment B to the definitive Proxy Statement for the Company’s 2009 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

4.3
Amendment No. 2 to 2001 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment C to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

4.4
Amendment No. 1 to 2002 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment D to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

4.5
Amendment No. 2 to 2002 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment E to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

4.6
Amendment No. 3 to 2002 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment F to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this April 17, 2009.

PriceSmart, Inc.

By:   /s/  ROBERT E. PRICE

Name:          Robert E. Price
Title:           Chief Executive Officer,
Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Price and John M. Heffner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ROBERT E. PRICE	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 17, 2009
Robert E. Price
/s/ JOHN M. HEFFNER	Chief Financial Officer (Principal Financial and Accounting Officer)	April 17, 2009
John M. Heffner
/s/ GONZALO BARRUTIETA	Director	April 17, 2009
Gonzalo Barrutieta
/s/ MURRAY L. GALINSON	Director	April 17, 2009
Murray L. Galinson
/s/ KATHERINE L. HENSLEY	Director	April 17, 2009
Katherine L. Hensley
/s/ LEON C. JANKS	Director	April 17, 2009
Leon C. Janks
/s/ LAWRENCE B. KRAUSE	Director	April 17, 2009
Lawrence B. Krause
	Director	April 17, 2009
Jose Luis Laparte
	Director	April 17, 2009
Jack McGrory
/s/ KEENE WOLCOTT	Director	April 17, 2009
Keene Wolcott

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EXHIBIT INDEX

4.1
2001 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Exhibit A to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 10, 2001).

4.2
2002 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Exhibit A to the definitive Proxy Statement for the Company’s 2003 Annual Meeting of Stockholders filed with the Commission on December 11, 2002).

4.3
Amendment No. 1 to 2001 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment B to the definitive Proxy Statement for the Company’s 2009 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

4.3
Amendment No. 2 to 2001 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment C to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

4.4
Amendment No. 1 to 2002 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment D to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

4.5
Amendment No. 2 to 2002 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment E to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

4.6
Amendment No. 3 to 2002 Equity Participation Plan of PriceSmart, Inc. (incorporated by reference to Attachment F to the definitive Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders filed with the Commission on December 12, 2008).

5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this Registration Statement).

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